UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 502-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 23, 2009, GTSI Corp. (the “Company” or “GTSI”) and its wholly owned subsidiaries Technology Logistics, Inc., GTSI Professional Service, Inc., and GTSI Financial Services, Inc., the Lenders (as defined in the Credit Agreement referenced below), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders, executed a Sixth Amendment to the Company’s Credit Facilities Agreement, dated as of June 2, 2006, as amended (the “Credit Agreement”).

The Sixth Amendment modified Section 8.4 of the Credit Agreement to permit GTSI to purchase its common stock before June 1, 2009 for an aggregate purchase price not to exceed $2,500,000, so long as no Default or Event of Default (as such terms are defined in the Credit Agreement) exists or would result from any such purchase. See Item 8.01 below.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 23, 2009, the GTSI’s Board of Directors adopted a new Code of Conduct and Ethics to replace the Company’s previous Code of Ethics. This new Code of Conduct and Ethics was adopted to enhance the Company’s compliance efforts in connection with Federal Acquisition Regulation 52.203-13 (“Contractor Code of Business Ethics and Conduct”), which became effective on December 12, 2008, and to make other clarifications and updates to further enhance the Company’s Code of Ethics.

Item 8.01 Other Events

GTSI is one of several awardees of the U.S. Communities (“USC”) Agreement, which is a pre-competed cooperative purchasing agreement available to cities, counties, special districts (airport, water, etc.), state agencies, schools (K-12), higher education, and large non-profits, such as hospitals and clinics, in all 50 U.S. states. The USC Agreement is for information technology services and solutions for an initial four-year term with the USC having extension options for three one-year periods. While the amount of actual purchases under the USC Agreement is difficult to predict because it is an indefinite delivery/indefinite quantity contract, GTSI is obligated to pay a minimum administrative fee to the USC if its annual program sales commitments of $75 million in 2009, $80 million in 2010 and $85 million in 2011 are not met or exceeded. GTSI’s USC Agreement is the Company’s primary contract vehicle for the state and local sales organization. In addition, the U.S. General Services Administration provides access to state and local government agencies to utilize GSA Schedules. GTSI’s current USC Agreement expires on April 30, 2009.

On April 27, 2009, GTSI purchased 316,861 shares of its common stock for a total purchase price of $1,267,444 (or $4.00 per share) in a private transaction that had been approved by GTSI’s Board of Directors. As of April 24, 2009, GTSI had 9,915,483 shares outstanding and its per share closing price was $4.16.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

14.1 GTSI’s Code of Business Ethics & Conduct (adopted April 23, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By: /s/ James J. Leto
    James J. Leto
    Chief Executive Officer

Date: April 28, 2009

Exhibit Index

Exhibit Number	Description
14.1	GTSI’s Code of Business Ethics & Conduct (adopted April 23, 2009)

4